UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 4, 2016

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5600 Blazer Parkway, Suite 200, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2016, the Board of Directors of Navidea Biopharmaceuticals, Inc. (the “Company”) appointed Michael Rice as a director, effective immediately. Mr. Rice was appointed to fill a vacancy on the Board of Directors in the class with terms expiring at the annual meeting of stockholders to be held in 2016. Mr. Rice was also appointed as a member of the Audit Committee.

Michael Rice, age 51, is a founding partner of LifeSci Advisors, LLC and LifeSci Capital, LLC, companies which he co-founded in March 2010. Prior to co-founding LifeSci Advisors and LifeSci Capital, Mr. Rice was the co-head of health care investment banking at Canaccord Adams, where he was involved in debt and equity financing. Mr. Rice was also a Managing Director at ThinkEquity Partners where he was responsible for managing Healthcare Capital Markets, including the structuring and execution of numerous transactions. Prior to that, Mr. Rice served as a Managing Director at Banc of America serving large hedge funds and private equity healthcare funds. Previously, he was a Managing Director at JPMorgan/Hambrecht & Quist. Mr. Rice currently serves on the board of directors of RDD Pharma, a specialty pharmaceuticals company. Mr. Rice received a B.A. from the University of Maryland.

Mr. Rice will receive an annual retainer of $50,000, payable quarterly in arrears, and will receive a grant of 28,000 restricted shares of the Company’s common stock. The restricted stock will be granted under the Company’s 2014 Stock Incentive Plan, and will vest on the first anniversary of the date of grant. The cash compensation and restricted stock award are the same as is paid to other non-executive directors of the Company for their service in 2016. We anticipate Mr. Rice will enter into a standard form of Director Agreement with the Company, the form of which is filed as Exhibit 10.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1	Form of Director Agreement.

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: May 10, 2016	By:	/s/ Jed A. Latkin
Jed A. Latkin, Interim Chief Operating Officer